Exhibit 10.2

INTERNAP CORPORATION

RESTRICTED STOCK INDUCEMENT AWARD AGREEMENT

1.          Award of Restricted Stock. Internap Corporation (the “Company”) hereby awards to the employee or director (“Recipient”) named in the Notice of Grant of Restricted Stock (“Notice”), a grant of Restricted Stock (“Stock”) for the total number of shares set forth on the Notice (the “Award”), subject to the terms, definitions and provisions of the Internap Corporation 2014 Stock Incentive Plan (the “Plan”), which is incorporated herein by reference, and the terms of this Restricted Stock Inducement Award Agreement (the “Agreement”) and Plan Prospectus, although this Award is issued as an inducement award pursuant to NASDAQ Listing Rule 5635(c)(4), is not issued under the Plan and the shares of Stock issued pursuant to this Award shall not be considered as issued under the Plan. Unless otherwise defined herein, terms not defined in this Agreement shall have the meanings ascribed to them in the Plan. In the event of a conflict between the terms and conditions of the Plan and those of this Agreement, the terms and conditions of this Agreement shall prevail.

2.          Terms of Award.

2.1           Lapsing of Restrictions. Subject to the limitations contained herein, the restrictions on the Award shall lapse, and the Award shall vest, as provided in the Notice, provided that vesting shall cease upon the termination of Recipient’s status as an Eligible Employee or a Director, except to the extent expressly provided in the Notice. The period during which the Stock is subject to restrictions imposed by the Plan and this Agreement shall be known as the “Restricted Period.”

2.2           Forfeiture. Simultaneously with termination of Recipient’s status as an Eligible Employee or a Director, Recipient shall automatically forfeit any remaining unvested shares of Stock, except to the extent expressly provided in the Notice.

2.3           Number of Shares of Stock.  The number of shares of Stock subject to the Award may be adjusted from time-to-time as provided in Section 13 of the Plan.

2.3           Restrictive Legends. The shares issued under the Award shall be endorsed with appropriate legends determined by the Company.

3.          Registration and Listing; Securities Laws.

3.1           Registration and Listing. The Award is conditional upon (a) the effective registration or exemption of the Stock granted thereunder under the Securities Act of 1933 and applicable state or foreign securities laws, and (b) the effective listing of the stock on The Nasdaq Stock Market, or the Company’s then-current exchange of listing.

3.2           Securities Laws. By accepting the Award, Recipient represents and warrants that Recipient is acquiring the shares of restricted Stock awarded under the Notice and this Agreement for Recipient’s own account and investment and without any intent to resell or distribute the Stock.

4.          Reacquisition of Unvested Shares. The Company shall automatically reacquire (“Reacquisition Right”) all or any part of the shares of Stock received pursuant to Recipient’s Award that have not as yet vested in accordance with the vesting schedule on the Notice (“Unvested Shares”) on the following terms and conditions:

4.1            Escrow of Shares. The Company will hold each share of Stock issued under the Award in escrow on Recipient’s behalf until such time as the share of Stock vests, at which time such share of Stock shall be released to the Recipient’s account.

4.2           Termination of Status. Except to the extent expressly provided in the Notice, the Company shall, simultaneously with termination of Recipient’s status as an Eligible Employee or a Director, automatically reacquire for no consideration all of the Unvested Shares, and Recipient shall automatically forfeit the Unvested Shares to the Company and relinquish any rights in the Unvested Shares to the Company.

4.3           Adjustment of Shares. If, from time-to-time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding Stock of the Company the Stock of which is subject to the provisions of the Award, then in such event any and all new, substituted or additional securities to which Recipient is entitled by reason of ownership of the shares acquired under the Award will be immediately subject to the Reacquisition Right with the same force and effect as the shares subject to this Reacquisition Right immediately before such event.

5.          Rights as a Stockholder. During the Restricted Period, Recipient shall have all voting, dividend, liquidation and other rights with respect to the Stock held of record by Recipient as if Recipient held unrestricted Stock; provided, however, that the Unvested Shares shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to the Plan, the Notice or this Agreement. Any noncash dividends or distributions paid with respect to Unvested Shares shall be subject to the same restrictions as those relating to the Stock awarded under this Agreement. After the restrictions applicable to the Stock lapse, Recipient shall have all stockholder rights, including the right to transfer the shares, subject to such conditions as the Company may reasonably specify to ensure compliance with federal and state securities laws.

6.          No Obligation to Employ. Nothing in this Agreement or the Plan shall confer on Recipient any right to continue in the employ of, or other relationship with, the Company, or limit in any way the right of the Company to terminate Recipient’s employment or other relationship at any time, with or without cause. By accepting this Award, Participant acknowledges and agrees that Participant’s acceptance of this Award is voluntary.

7.          Withholding. The Company shall be entitled to (a) withhold and deduct from Recipient’s future wages (or from other amounts that may be due and owing to Recipient from the Company), or make other arrangement for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to the Stock awarded under this Agreement, including, without limitation, the award or vesting of, or payments of dividends with respect to, the Stock; or (b) allow Recipient promptly to remit the amount of such withholding to the Company before taking any action with respect to the Stock, or (c) subject to applicable securities laws, allow Recipient to elect in writing, at least six months in advance of a vesting event, that the Recipient desires to satisfy Recipient’s withholding requirements by allowing the Company to withhold common stock to be received or by delivery to the Company of previously-owned common stock of the Company. Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

8.          Transferability. Until the restrictions lapse as set forth herein, the Stock granted under this Agreement may not be transferred in any manner otherwise than by will or by the laws of descent and distribution. All rights with respect to the Stock are exercisable during Recipient’s lifetime only by Recipient.

9.          Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Recipient or the Company to the Compensation Committee for review. The resolution of such a dispute by the Compensation Committee shall be final and binding on the Company and Recipient.

10.         Governing Law.  This Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

11.         Entire Agreement.  The Plan, Notice and Prospectus are hereby incorporated by reference and made a part hereof. This Agreement, Plan, Notice and Prospectus constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

12.         Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Recipient and Recipient’s heirs, executors, administrators, legal representatives, successors and assigns.

13.         Amendments.  This Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

14.         Acceptance. By executing the Notice, Recipient acknowledges receipt of a copy of the Plan, Notice and Prospectus and this Agreement and that Recipient has read and understands the terms and provisions hereof and thereof, that the Recipient accepts the Award subject to all the terms, definitions, provisions and conditions of the Plan, Notice and Prospectus and this Agreement, and that the Recipient understands and acknowledges that, notwithstanding the foregoing, the Award is not being issued under the Plan. Recipient acknowledges that there may be adverse tax consequences upon acceptance of the Award and that Recipient should consult a tax adviser prior to such exercise or disposition.

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